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                                             EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Tyson Foods, Inc. on Form S-4 (File No. ) of our report dated November 10, 1997, on our audits of the financial statements and financial statement schedule of Hudson Foods, Inc. as of September 27, 1997, and September 29, 1996, and for each of the three years in the period ended September 27, 1997, which report is included in the Annual Report of Hudson Foods, Inc.

/s/ Coopers & Lybrand L.L.P.
Tulsa, Oklahoma
January 30, 1998












































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